                                                                Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               CAMBREX CORPORATION
               (Exact name of issuer as specified in its charter)

          DELAWARE                                               22-2476135
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              ONE MEADOWLANDS PLAZA
                        EAST RUTHERFORD, NEW JERSEY 07073
                     (Address of Principal Executive Offices
                               including Zip Code)

             CAMBREX CORPORATION 1996 PERFORMANCE STOCK OPTION PLAN
                            (Full title of the Plan)

                              PETER E. THAUER, ESQ.
                      VICE PRESIDENT - LAW AND ENVIRONMENT,
                          GENERAL COUNSEL AND SECRETARY
                               CAMBREX CORPORATION
                              ONE MEADOWLANDS PLAZA
                        EAST RUTHERFORD, NEW JERSEY 07073
                                 (201) 804-3000
                    (Address of Principal Executive Offices)
            (Name, address and telephone number of agent for service)
================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                   Proposed
                                   Maximum      Proposed
Title of                           Offering     Maximum
securities                         Price        Aggregate       Amount of
to be             Amount to be      Per          Offering      registration
registered        registered(1)     Share        Price             fee
--------------------------------------------------------------------------------
Common Stock
par value $.10
per share....    1,500,000 shares     (2)      $53,625,000(2)    $16,250.00
================================================================================


(1) To be issued upon the exercise of stock options pursuant to the Cambrex Corporation 1996 Performance Stock Option Plan (the "Plan"). This Registration Statement also covers 1,500,000 Rights to purchase Series E Junior Participating Cumulative Preferred Stock (the "Rights") which are appurtenant to and trade with the Common Stock. Such additional undeterminable number of shares as may be distributed by the operation of the recapitalization provisions of the Plan is hereby also registered.

(2) Computed pursuant to Rules 457(c) and 457(h) of the Securities Act solely for the purpose of determining the registrant fee, based upon an assumed price of $35.75 per share, the average of the high and low sales prices of Cambrex Corporation Common Stock on February 14, 1997, as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Incorporated by reference in this Registration Statement are the following documents heretofore filed by Cambrex Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  (a)      The Company's latest annual report filed pursuant to
                           Section 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

                  (c) The description of the Common Stock, par value $.10 per share (the "Common Stock") contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

                  (d) The description of the Rights which is contained in a Form 8-K report filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  None.

Item 6.           Indemnification of Directors and Officers

                  The Certificate of Incorporation and By-Laws of the registrant require the registrant to indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in manner they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, the Delaware General Corporation Law requires court approval before there can be any indemnification in the case of derivative actions where the person seeking indemnification has been found liable to the registrant.

                  The Company has an insurance policy expiring on May 31, 1997 with National Union Fire Insurance Company of


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
Pittsburgh, Pa., Division of AIG insuring directors and officers against certain liabilities they may incur. This policy contains standard reimbursement provisions to an aggregate limit of $10,000,000.00 for all directors and/or officers and a deductible of $150,000.00 for expenses reimbursable to the directors and/or officers by the Company. The policy contains various reporting requirements and exclusions.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

Exhibits                            Description of Exhibit
--------                            ----------------------
4.1               Restated Certificate of Incorporation (incorporated by
                  reference to Exhibit 3(a) to the Registrant's Registration
                  Statement under the Securities Act of 1933 (Registration No.
                  33-16419)).

4.2 By-laws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement under the Securities Act of 1933 (Registration No. 33-37791)).

4.3               Form of Certificate for shares of Common Stock of Registrant
                  (incorporated by reference to Exhibit 4(a) to the Registrant's
                  Registration Statement under the Securities Act of 1933
                  (Registration No. 33-16419)).

4.4               Loan Agreement dated September 21, 1994 by and among the
                  Registrant, NBD Bank, N.A., United Jersey Bank, National
                  Westminster Bank NJ, Wachovia Bank of Georgia, N.A., BHF-Bank,
                  The

                  First National Bank of Boston, Chemical Bank New Jersey, N.A., and National City Bank (incorporated by reference to Registrant's Current Report on Form 8-K dated October 26,
                  1994).

4.5               Rights Agreement, dated as of June 5, 1996, between Cambrex
                  Corporation and American Stock Transfer & Trust Company,
                  Rights Agent (incorporated by reference to Registrant's
                  Current Report on Form 8-K dated June 12, 1996).

4.6 Cambrex Corporation 1996 Performance Stock Option Plan (filed herewith).

5                 Opinion of Peter E. Thauer, General Counsel of Cambrex
                  Corporation (filed herewith).

23.1              Consent of Coopers & Lybrand L.L.P. (filed herewith).

23.2              Consent of Peter E. Thauer, General Counsel of Cambrex
                  Corporation (included in Exhibit 5).

24.               Powers of Attorney (filed herewith).

Item 9.           Undertakings

                  (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i) To include any Prospectus required by Section
                  10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                            (ii) To reflect in the Prospectus any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Rutherford, State of New Jersey on the 6th day of February 1997.

                                            CAMBREX CORPORATION

                                            By:           *
                                               -----------------------
                                               Cyril C. Baldwin, Jr.
                                               Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                         Title                        Date
----------                         -----                        ----
           *                       Chairman of the Board        February 6, 1997
---------------------------        of Directors
Cyril C. Baldwin, Jr.


           *                       Executive Vice               February 6, 1997
---------------------------        President-Finance,
Peter Tracey                       Principal Financial
                                   Officer and Principal
                                   Accounting Officer

           *                       Director                     February 6, 1997
---------------------------
Rosina B. Dixon, M.D.

Signatures                         Title                        Date
----------                         -----                        ----
           *                       Director                     February 6, 1997
---------------------------
Francis X. Dwyer

           *                       Director                     February 6, 1997
---------------------------
George J.W. Goodman

           *                       Director                     February 6, 1997
---------------------------
Kathryn Rudie Harrigan, PhD

           *                       Director                     February 6, 1997
---------------------------
Leon J. Hendrix, Jr.

           *                       Director                     February 6, 1997
---------------------------
Ilan Kaufthal

           *                       Director                     February 6, 1997
---------------------------
Robert LeBuhn

           *                       Director                     February 6, 1997
---------------------------
James A. Mack

           *                       Director                     February 6, 1997
---------------------------
Dean P. Phypers


*By: /s/  Peter E. Thauer          Vice President -
    ----------------------         Law & Environment
          Attorney-in-Fact         General Counsel &
          Peter E. Thauer          Secretary





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
                                INDEX TO EXHIBITS

Sequentially                       Description                        Numbered
 Exhibit No.                       of Exhibit                           Pages
4.1                         Restated Certificate of
                            Incorporation (incorporated
                            by reference to Exhibit 3(a)
                            to the Registrant's
                            Registration Statement under
                            the Securities Act of 1933
                            (Registration No. 33-
                            16419)).

4.2                         By-laws of the Registrant
                            (incorporated by reference
                            to Exhibit 4.2 to the
                            Registrant's Registration
                            Statement under the
                            Securities Act of 1933
                            (Registration No.
                            33-37791)).

4.3                         Form of Certificate for
                            shares of Common Stock of
                            Registrant (incorporated by
                            reference to Exhibit 4(a) to
                            the Registrant's
                            Registration Statement under
                            the Securities Act of 1933
                            (Registration No. 33-
                            16419)).

Sequentially                       Description                        Numbered
 Exhibit No.                       of Exhibit                           Pages
4.4                         Loan Agreement dated
                            September 21, 1994 by and
                            among the Registrant, NBD
                            Bank, N.A., United Jersey
                            Bank, National Westminster
                            Bank NJ, Wachovia Bank of
                            Georgia, N.A., BHF-Bank, The
                            First National Bank of
                            Boston, Chemical Bank New
                            Jersey, N.A., and National
                            City Bank (incorporated by
                            reference to Registrant's
                            Current Report on Form 8-K
                            dated October 26, 1994).

4.5                         Rights Agreement, dated as
                            of June 5, 1996, between
                            Cambrex Corporation and
                            American Stock Transfer &
                            Trust Company, Rights Agent
                            (incorporated by reference
                            to Registrant's Current
                            Report on Form 8-K dated
                            June 12, 1996).

4.6                         Cambrex Corporation 1996
                            Performance Stock Option
                            Plan (filed herewith).

5                           Opinion of Peter E. Thauer,
                            General Counsel of Cambrex
                            Corporation (filed
                            herewith).

23.1                        Consent of Coopers & Lybrand
                            L.L.P. (filed herewith).

23.2                        Consent of Peter E. Thauer,
                            General Counsel of Cambrex
                            Corporation
                            (included in Exhibit 5).

Sequentially                       Description                        Numbered
 Exhibit No.                       of Exhibit                           Pages
24                          Powers of Attorney (filed
                            herewith).




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